SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _________________

                                    FORM 8-K

                                 CURRENT REPORT

                      _____________________________________


                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 16, 1999


                      INTERNATIONAL BANCSHARES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                          Commission File Number 0-9439


                 TEXAS                                   74-2157138
      (State or other Jurisdiction                    (I.R.S. Employer
     of incorporation or organization)               Identification No.)


     1200 SAN BERNARDO, LAREDO, TEXAS                    78040-1359
  (Address of principal executive offices)               (ZIP Code)


       (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE) (956) 722-7611


                                  NONE
     (Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS

      On July 16, 1999, International Bancshares Corporation ("IBC") issued a news release announcing that its board of directors authorized IBC to expand its stock repurchase program. IBC is now authorized to repurchase up to $22.5 million of its common stock through June 2000, compared to the prior authorization of $9 million through June 2000. Stock repurchases may be made from time to time, on the open market through private transactions. Shares repurchased in this program will be held in treasury for reissue for various corporate purposes, including employee stock option plans. IBC currently has approximately $29 million invested in treasury shares, which have accumulated since the inception of the Company.

      IBC is a $5 billion multi-bank holding company headquartered in Laredo, Texas, with facilities in San Antonio, Houston, Corpus Christi, McAllen, Brownsville, Zapata, and throughout the Rio Grande Valley and the Texas Gulf Coast.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      c.    Exhibits

            The following exhibit is filed as part of this report:

            (99) News release of International Bancshares Corporation dated July 16, 1999.



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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               INTERNATIONAL BANCSHARES CORPORATION
                                 (Registrant)


                               By: /s/ DENNIS E. NIXON
                                       DENNIS E. NIXON, President,
                                       and Chief Executive Officer

Date: July 16, 1999


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
                                  EXHIBIT INDEX


EXHIBIT                                                   PAGE
NUMBER                    DESCRIPTION                    NUMBER
-------                  ------------                   --------

  99                 News Release of International          5
                     Bancshares Corporation dated
                     July 16, 1999



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